Exhibit 4.1

Designations of the Terms of the 5.500% Mandatory Convertible Preferred Shares, Series A

SECTION 1. Designation; Number of Shares; Ranking. The series of serial preferred shares shall be designated as the Company’s 5.500% Mandatory Convertible Preferred Shares, Series A, par value $0.0001 per share (the “Mandatory Convertible Preferred Shares”).

The number of Mandatory Convertible Preferred Shares authorized to be issued shall be 4,600,000 (as increased from time to time, up to an aggregate of 5,060,000 Mandatory Convertible Preferred Shares, by an amount equal to the number of any additional Mandatory Convertible Preferred Shares purchased by the underwriters named in the Underwriting Agreement pursuant to the exercise of their overallotment option as set forth therein).

Each Mandatory Convertible Preferred Share shall be identical in all respects to every other Mandatory Convertible Preferred Share. The Mandatory Convertible Preferred Shares, with respect to dividend rights and distribution rights upon the liquidation, winding up or dissolution of the Company, rank:

(a)	senior to (i) Ordinary Shares and (ii) each class or series of shares established after the Initial Issue Date the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Mandatory Convertible Preferred Shares as to dividend rights and distribution rights upon any liquidation, winding up or dissolution of the Company (collectively, “Junior Shares”);

(b)	on parity with each class or series of shares established after the Initial Issue Date the terms of which expressly provide that such class or series will rank on a parity with the Mandatory Convertible Preferred Shares as to dividend rights and distribution rights upon any liquidation, winding up or dissolution of the Company (collectively, “Parity Shares”);

(c)	junior to each class or series of shares established after the Initial Issue Date the terms of which expressly provide that such class or series will rank senior to the Mandatory Convertible Preferred Shares as to dividend rights and distribution rights upon the liquidation, winding up or dissolution of the Company (collectively, “Senior Shares”); and

(d)	junior to the Company’s existing and future indebtedness.

SECTION 2. Standard Definitions. As used herein with respect to the Mandatory Convertible Preferred Shares:

“Accumulated Dividend Amount” shall mean, with respect to any Fundamental Change, the aggregate amount of undeclared, accumulated and unpaid dividends, if any, on the Mandatory Convertible Preferred Shares for Dividend Periods prior to the relevant Fundamental Change Effective Date, including for the partial Dividend Period, if any, from, and including, the Dividend Payment Date immediately preceding such Fundamental Change Effective Date to, but excluding, such Fundamental Change Effective Date (but excluding any declared dividends for a Dividend Period during which the Fundamental Change Effective Date falls).

“Acquisition” means the Company’s acquisition of Allergan, Inc.

“Acquisition Termination Conversion Rate” shall have the meaning set forth in Section 5(a).

“Acquisition Termination Dividend Amount” shall have the meaning set forth in Section 5(a).

“Acquisition Termination Event” shall have the meaning set forth in Section 5(a).

“Acquisition Termination Make-whole Amount” shall have the meaning set forth in Section 5(a).

“Acquisition Termination Market Value” shall have the meaning set forth in Section 5(c).

“Acquisition Termination Redemption” means a redemption of the Mandatory Convertible Preferred Shares in accordance with the provisions of Section 5.

“Acquisition Termination Redemption Date” shall have the meaning set forth in Section 5(c).

“Acquisition Termination Share Price” shall have the meaning set forth in Section 5(a).

“Agent Members” shall have the meaning set forth in Section 22(b).

“Applicable Market Value” means the Average VWAP per Ordinary Shares over the 20 consecutive Trading Day period (the “settlement period”) commencing on and including, the 22nd Scheduled Trading Day immediately preceding the Mandatory Conversion Date.

“Articles of Association” shall mean the Company’s Amended and Restated Memorandum and Articles of Association, as amended from time to time.

“Average Price” shall have the meaning set forth in Section 3(c)(iii).

“Average VWAP” means the average of the VWAPs for each Trading Day in the relevant period.

“Beneficial Owner” means “beneficial owner” as defined in Rule 13d-3 under the Exchange Act.

“Board of Directors” means the Board of Directors of the Company and shall include any authorized committee of such Board of Directors.

“Business Day” means any day other than a Saturday or Sunday or other day on which commercial banks in New York City are authorized or required by law or executive order to close.

“Change in Tax Law” means any change in, or amendment to, the laws or regulations of any taxing jurisdiction or any change in the official interpretation of such laws or regulations, which change or amendment becomes effective on or after the Initial Issue Date, other than a change in tax rate.

“Clause I Distribution” shall have the meaning set forth in Section 13(a)(iv).

“Clause II Distribution” shall have the meaning set forth in Section 13(a)(iv).

“Clause IV Distribution” shall have the meaning set forth in Section 13(a)(iv).

“Conversion, Dividend Disbursing and Redemption Agent” shall initially mean Computershare Inc., the Company’s duly appointed conversion, dividend disbursing and redemption agent for the Mandatory Convertible Preferred Shares, and any successor appointed under Section 15.

“Company” shall mean Actavis plc.

“Conversion Date” shall have the meaning set forth in Section 3(a).

“Current Market Price” per Ordinary Share (or, in the case of Section 13(a)(iv), per Ordinary Share, or per unit of share capital or equity interest, as applicable) on any date means for the purposes of determining an adjustment to the Fixed Conversion Rates:

(i) for purposes of any adjustment pursuant to Section 13(a)(ii), Section 13(a)(iv) (but only in the event of an adjustment thereunder not relating to a Spin-Off), or Section 13(a)(v), the Average VWAP per Ordinary Share over the five consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date with respect to the issuance or distribution requiring such computation;

(ii) for purposes of any adjustment pursuant to Section 13(a)(iv) in the event of an adjustment thereunder relating to a Spin-Off, the Average VWAP per Ordinary Share or per unit of share capital or equity interests of the subsidiary or other business unit being distributed, as applicable, over the first ten consecutive Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution; and

(iii) for purposes of any adjustment pursuant to Section 13(a)(vi), the Average VWAP per Ordinary Share over the ten consecutive Trading Day period commencing on and including the Trading Day following the Expiration Date of the relevant tender offer or exchange offer.

“Depositary” means DTC or its nominee or any successor.

“Designations” means the designations set out in this Exhibit A.

“Dividend Payment Date” means March 1, June 1, September 1 and December 1 of each year commencing on June 1, 2015, to and including the Mandatory Conversion Date.

“Dividend Period” means the period from, and including, a Dividend Payment Date to, but excluding, the next Dividend Payment Date, except that the initial Dividend Period shall commence on, and include, the Initial Issue Date and shall end on, and exclude, the Dividend Payment Date occurring on June 1, 2015.

“Dividend Rate” shall have the meaning set forth in Section 3(a).

“DTC” means The Depository Trust Company.

“Early Conversion” shall have the meaning set forth in Section 8(a).

“Early Conversion Additional Conversion Amount” shall have the meaning set forth in Section 8(b).

“Early Conversion Average Price” shall have the meaning set forth in Section 8(b).

“Early Conversion Date” shall have the meaning set forth in Section 10(b).

“Early Conversion Settlement Period” shall have the meaning set forth in Section 8(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Property” shall have the meaning set forth in Section 13(e).

“Ex-Date,” when used with respect to any issuance or distribution, means the first date on which Ordinary Shares trade without the right to receive such issuance or distribution.

“Expiration Date” shall have the meaning set forth in Section 13(a)(vi).

“Fair Market Value” means the fair market value as determined in good faith by the Board of Directors, whose determination shall be final and set forth in a resolution of the Board of Directors.

“Fixed Conversion Rates” means the Maximum Conversion Rate and the Minimum Conversion Rate.

“Floor Price” shall have the meaning set forth in Section 3(e).

A “Fundamental Change” shall be deemed to have occurred, at such time after the Initial Issue Date, upon: (i) the consummation of any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, recapitalization or otherwise) in connection with which 90% or more of the outstanding Ordinary Shares, depositary receipts or other securities representing common equity interests are exchanged for, converted into, acquired for or constitute solely the right to receive, consideration 10% or more of which is not common stock or ordinary shares that are listed on, or immediately after the transaction or event will be listed on, any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market; (ii) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than the Company, any of the Company’s majority-owned subsidiaries or any of the Company’s or the Company’s majority-owned subsidiaries’ employee benefit plans, becoming the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of share capital then outstanding entitled to vote generally in elections of the Company’s directors; or (iii) the Ordinary Shares (or, following a Reorganization Event, any Ordinary Shares, depositary receipts or other securities representing common equity interests into which the Mandatory Convertible Preferred Shares become convertible in connection with such Reorganization Event) cease to be listed for trading on the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or another United States national securities exchange.

“Fundamental Change Conversion” shall have the meaning set forth in Section 9(a).

“Fundamental Change Conversion Date” shall have the meaning set forth in Section 10(c).

“Fundamental Change Conversion Period” shall have the meaning set forth in Section 9(a).

“Fundamental Change Conversion Rate” means, for any Fundamental Change Conversion, the conversion rate set forth in the table below for the Fundamental Change Effective Date and the Fundamental Change Share Price applicable to such Fundamental Change:

	Fundamental change share price on the fundamental change effective date
Effective date	$100.00	$200.00	$250.00	$288.00	$300.00	$325.00	$352.80	$375.00	$400.00	$450.00	$500.00	$600.00	$700.00	$800.00	$900.00	$1,000.00	$1,100.00	$1,200.00
March 2, 2015	3.3852	3.1381	3.0120	2.9385	2.9195	2.8857	2.8565	2.8385	2.8229	2.8026	2.7920	2.7853	2.7857	2.7875	2.7891	2.7902	2.7910	2.7915
September 1, 2015	3.4093	3.1888	3.0543	2.9719	2.9502	2.9115	2.8778	2.8569	2.8388	2.8154	2.8033	2.7954	2.7951	2.7964	2.7975	2.7982	2.7987	2.7990
March 1, 2016	3.4290	3.2446	3.1024	3.0092	2.9841	2.9390	2.8995	2.8752	2.8541	2.8272	2.8136	2.8048	2.8041	2.8049	2.8055	2.8059	2.8061	2.8062
September 1, 2016	3.4439	3.3070	3.1599	3.0530	3.0234	2.9693	2.9218	2.8927	2.8678	2.8370	2.8222	2.8134	2.8126	2.8129	2.8131	2.8132	2.8133	2.8133
March 1, 2017	3.4547	3.3753	3.2323	3.1074	3.0708	3.0029	2.9429	2.9067	2.8768	2.8423	2.8279	2.8208	2.8202	2.8203	2.8203	2.8204	2.8204	2.8204
September 1, 2017	3.4636	3.4430	3.3355	3.1886	3.1389	3.0425	2.9573	2.9087	2.8725	2.8391	2.8299	2.8275	2.8274	2.8274	2.8274	2.8274	2.8274	2.8274
March 1, 2018	3.4722	3.4722	3.4722	3.4722	3.3333	3.0769	2.8345	2.8345	2.8345	2.8345	2.8345	2.8345	2.8345	2.8345	2.8345	2.8345	2.8345	2.8345

If the Fundamental Change Share Price falls between two Fundamental Change Share Prices set forth in the table above, or if the Fundamental Change Effective Date falls between two Fundamental Change Effective Dates set forth in the table above, the Fundamental Change Conversion Rate shall be determined by straight-line interpolation between the Fundamental Change Conversion Rates set forth for the higher and lower Fundamental Change Share Prices and the two Fundamental Change Effective Dates based on a 365-day year, as applicable.

If the Fundamental Change Share Price is in excess of $1,200.00 per share (subject to adjustment in the same manner as adjustments are made to the Fundamental Change Share Price in accordance with the provisions of Section 13(c)(iv)), then the Fundamental Change Conversion Rate shall be the Minimum Conversion Rate.

If the Fundamental Change Share Price is less than $100.00 per share (subject to adjustment in the same manner as adjustments are made to the Fundamental Change Share Price in accordance with the provisions of Section 13(c)(iv)), then the Fundamental Change Conversion Rate shall be the Maximum Conversion Rate.

The Fundamental Change Share Prices in the column headings in the table above are subject to adjustment in accordance with the provisions of Section 13(c)(iv). The Fundamental Change Conversion Rates set forth in the table above are each subject to adjustment in the same manner as each Fixed Conversion Rate as set forth in Section 13.

“Fundamental Change Dividend Make-whole Amount” shall have the meaning set forth in Section 9(d)(i)(A).

“Fundamental Change Effective Date” shall have the meaning set forth in Section 9(a).

“Fundamental Change Notice” shall have the meaning set forth in Section 9(b).

“Fundamental Change Share Price” means, for any Fundamental Change, (i) if the holders of Ordinary Shares receive only cash in such Fundamental Change, the amount of cash paid in such Fundamental Change per Ordinary Share, and (ii) if the holders of Ordinary Shares receive any property other than cash in such Fundamental Change, the Average VWAP per Ordinary Share over the 10 consecutive Trading Day period ending on, and including, the Trading Day preceding the Fundamental Change Effective Date.

“Global Preferred Shares” shall have the meaning set forth in Section 22.

“Holder” means each person in whose name the Mandatory Convertible Preferred Shares are registered, who shall be treated by the Company and the Registrar as the absolute owner of those Mandatory Convertible Preferred Shares for the purpose of making payment and settling conversions and for all other purposes.

“Initial Issue Date” means March 2, 2015, the first original issue date of the Mandatory Convertible Preferred Shares.

“Initial Price” shall have the meaning set forth in Section 7(b)(ii).

“Junior Shares” shall have the meaning set forth in Section 1(a).

“Liquidation Dividend Amount” shall have the meaning set forth in Section 4(a)(ii).

“Liquidation Preference” means, as to the Mandatory Convertible Preferred Shares, $1,000 per share.

“Mandatory Conversion” shall have the meaning set forth in Section 7(a).

“Mandatory Conversion Additional Conversion Amount” shall have the meaning set forth in Section 7(c).

“Mandatory Conversion Date” means March 1, 2018.

“Mandatory Conversion Rate” shall have the meaning set forth in Section 7(b).

“Mandatory Convertible Preferred Shares” shall have the meaning set forth in Section 1.

“Maximum Conversion Rate” shall have the meaning set forth in Section 7(b)(iii).

“Merger Agreement” means the agreement and plan of merger, dated as of November 16, 2014, among the Company, Avocado Acquisition Inc. and Allergan, Inc., as the same may be amended or supplemented from time to time.

“Minimum Conversion Rate” shall have the meaning set forth in Section 7(b)(i).

“Nonpayment” shall have the meaning set forth in Section 6(b)(i).

“Nonpayment Remedy” shall have the meaning set forth in Section 6(b)(iii).

“Officer” means the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer, the Secretary or the Assistant Secretary of the Company.

“Officer’s Certificate” means a certificate of the Company, signed by any duly authorized Officer of the Company.

“Ordinary Shares” mean the ordinary shares, par value $0.0001 per share, of the Company.

“Parity Shares” shall have the meaning set forth in Section 1(b).

“Person” means any individual, partnership, firm, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Preferred Share Directors” shall have the meaning set forth in Section 6(b)(i).

“Qualifying Market” means the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or another United States national securities exchange.

“Qualifying Preferred Shares” shall have the meaning set forth in Section 6(c)(iii).

“Record Date” means, with respect to any Dividend Payment Date, the February 15, May 15, August 15 or November 15 immediately preceding the applicable March 1, June 1, September 1 or December 1 Dividend Payment Date, respectively. These Record Dates shall apply regardless of whether a particular Record Date is a Business Day.

“Record Holder” means, with respect to any Dividend Payment Date, a Holder of record of any Mandatory Convertible Preferred Shares as such Holder appears on the share register of the Company at 5:00 p.m., New York City time, on the related Record Date.

“Reference Amount” shall have the meaning set forth in Section 5(a).

“Registrar” shall initially mean Computershare Trust Company, N.A., the Company’s duly appointed registrar for the Mandatory Convertible Preferred Shares and any successor appointed under Section 15.

“Reorganization Event” shall have the meaning set forth in Section 13(e).

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day.

“Senior Shares” shall have the meaning set forth in Section 1(c).

“settlement period” shall have the meaning set forth in the definition of “Applicable Market Value”.

“Shelf Registration Statement” shall mean a shelf registration statement filed with the Securities and Exchange Commission in connection with the issuance of or resales of Ordinary Shares issued as payment of a dividend or other amounts issuable in respect of the Mandatory Convertible Preferred Shares, including dividends paid in connection with a conversion.

“Share Dilution Amount” shall have the meaning set forth in Section 3(b).

“Spin-Off” means a dividend or other distribution by the Company to all holders of Ordinary Shares consisting of share capital of, or similar equity interests in, or relating to a subsidiary or other business unit of the Company.

“Taxing Jurisdiction” shall have the meaning set forth in Section 14(a).

“Threshold Appreciation Price” shall have the meaning set forth in Section 7(b)(i).

“Trading Day” means a day on which the Ordinary Shares:

(a) are not suspended from trading, and on which trading in the Ordinary Shares is not limited, on any national or regional securities exchange or association or over-the-counter market during any period or periods aggregating one half-hour or longer; and

(b) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Ordinary Shares; provided that if the Ordinary Shares are not traded on any such exchange, association or market, “Trading Day” means any Business Day.

“Transfer Agent” shall initially mean Computershare Trust Company, N.A., the Company’s duly appointed transfer agent for the Mandatory Convertible Preferred Shares and any successor appointed under Section 15.

“Trigger Event” shall have the meaning set forth in Section 13(a)(iv)(D).

“Underwriting Agreement” means the Underwriting Agreement relating to the Mandatory Convertible Preferred Shares, dated February 24, 2015, among the Company and the underwriters named therein.

“Unit of Exchange Property” shall have the meaning set forth in Section 13(e).

“Voting Preferred Shares” means any series of the Company’s preferred shares, in addition to the Mandatory Convertible Preferred Shares, ranking equally with the Mandatory Convertible Preferred Shares either as to dividends or to the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights for the election of directors have been conferred and are exercisable.

“VWAP” per Ordinary Share on any Trading Day means the per share volume-weighted average price as displayed on Bloomberg page “ACT<EQUITY>AQR” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, “VWAP” means the market value per Ordinary Share on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Company for this purpose.

SECTION 3. Dividends.

(a) Rate. Subject to the rights of holders of any class or series of share capital ranking senior to the Mandatory Convertible Preferred Shares with respect to dividends, Holders shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Company legally available therefor, cumulative dividends at the rate per annum of 5.500% on the Liquidation Preference per Mandatory Convertible Preferred Share (the “Dividend Rate”) (equivalent to $55 per annum per share), payable in cash, by delivery of Ordinary Shares or by delivery of any combination of cash and Ordinary Shares, as determined by the Company in its sole discretion, in accordance with the provisions set forth in Section 3(c)(i) (subject to the limitations described herein). Declared dividends on the Mandatory Convertible Preferred Shares shall be payable quarterly on each Dividend Payment Date at such annual rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Initial Issue Date, whether or not in any Dividend Period or Dividend Periods there have been funds legally available for the payment of such dividends. Declared dividends shall be payable on the relevant Dividend Payment Date to Record Holders at 5:00 p.m., New York City time, on the immediately preceding Record Date, whether or not the Mandatory Convertible Preferred Shares held by such Record Holders on such Record Date are converted after such Record Date and on or prior to the immediately succeeding Dividend Payment Date. If a Dividend Payment Date is not a Business Day, payment shall be made on the next succeeding Business Day, without any interest or other payment in lieu of interest accruing with respect to this delay.

The amount of dividends payable on each Mandatory Convertible Preferred Share for each full Dividend Period (after the initial Dividend Period) shall be computed by dividing the Dividend Rate by four. Dividends payable on the Mandatory Convertible Preferred Shares for the initial Dividend Period and any partial Dividend Period shall be computed based upon the actual number of days elapsed during such period over a 360-day year (consisting of twelve 30-day months). Accumulated dividends shall not bear interest.

No dividend shall be declared or paid upon, or any sum of cash or number of Ordinary Shares set apart for the payment of dividends upon, any outstanding Mandatory Convertible Preferred Shares with respect to any Dividend Period unless all dividends for all preceding Dividend Periods have been declared and paid upon, or a sufficient sum of cash or number of Ordinary Shares have been set apart for the payment of such dividends upon, all outstanding Mandatory Convertible Preferred Shares.

Holders shall not be entitled to any dividends on the Mandatory Convertible Preferred Shares, whether payable in cash, property or Ordinary Shares, in excess of full cumulative dividends.

Except as described in this Section 3(a), dividends on any shares of Mandatory Convertible Preferred Shares converted to Ordinary Shares shall cease to accumulate on the Mandatory Conversion Date, the Fundamental Change Conversion Date or the Early Conversion Date (each, a “Conversion Date”), as applicable.

(b) Priority of Dividends. So long as any Mandatory Convertible Preferred Share remains outstanding, no dividend or distribution shall be declared or paid on Ordinary Shares or any other class or series of Junior Shares, and no Ordinary Shares or any other class or series of Junior Shares shall be purchased, redeemed or otherwise acquired for consideration by the Company or any of its subsidiaries unless all accumulated and unpaid dividends for all preceding Dividend Periods have been declared and paid upon, or a sufficient sum of cash or number of Ordinary Shares have been set apart for the payment of such dividends upon, all outstanding Mandatory Convertible Preferred Shares. The foregoing limitation shall not apply to (i) any dividend or distribution payable in Ordinary Shares or other Junior Shares; (ii) redemptions, purchases or other acquisitions of Ordinary Shares or other Junior Shares in connection with the administration of any benefit or other incentive plan, including any employment contract, in the ordinary course of business (including purchases to offset the Share Dilution Amount pursuant to a publicly announced repurchase plan); provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount; (iii) any dividends or distributions of rights in connection with a shareholders’ rights plan or any redemption or repurchase of rights pursuant to any shareholders’ rights plan; (iv) purchases of Ordinary Shares or Junior Shares pursuant to a contractually binding requirement to buy Ordinary Shares or Junior Shares existing prior to the preceding Dividend Period, including under a contractually binding share repurchase plan; or (v) the deemed purchase or acquisition of fractional interests in Ordinary Shares or Junior Shares pursuant to the conversion or exchange provisions of such shares or the security being converted or exchanged. The phrase “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with U.S. GAAP, and as measured from the Initial Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to directors, employees and agents and equitably adjusted for any share split, share dividend, reverse share split, reclassification or similar transaction.

When dividends on the Mandatory Convertible Preferred Shares (i) have not been declared and paid in full on any Dividend Payment Date or (ii) have been declared but a sum of cash or number of Ordinary Shares sufficient to discharge the Company’s obligations in respect thereof has not been set aside for the benefit of the Record Holders thereof on the applicable Record Date, no dividends may be declared or paid on any Parity Shares unless dividends are declared on the Mandatory Convertible Preferred Shares such that the respective amounts of such dividends declared on the Mandatory Convertible Preferred Shares and such Parity Shares shall bear the same ratio to each other as all accumulated dividends and all declared and unpaid dividends per share on the Mandatory Convertible Preferred Shares and such Parity Shares bear to each other; provided that any unpaid dividends on the Mandatory Convertible Preferred Shares will continue to accumulate.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors may be declared and paid on any securities, including Ordinary Shares, from time to time out of any funds legally available for such payment, and Holders shall not be entitled to participate in any such dividends.

(c) Method of Payment of Dividends.

(i) Subject to the limitations described below, any declared dividend (or any portion of any declared dividend) on the Mandatory Convertible Preferred Shares, whether or not for a current Dividend Period or any prior Dividend Period, may be paid by the Company, as determined in the Company’s sole discretion:

(A) in cash;

(B) by delivery of Ordinary Shares; or

(C) by delivery of any combination of cash and Ordinary Shares.

(ii) Each payment of a declared dividend on the Mandatory Convertible Preferred Shares shall be made in cash, except to the extent the Company timely elects to make all or any portion of such payment in Ordinary Shares. The Company shall give notice to Holders of any such election and the portions of such payment that will be made in cash and in Ordinary Shares no later than 10 Scheduled Trading Days prior to the Dividend Payment Date for such dividend; provided that if the Company does not provide timely notice of this election, the Company will be deemed to have elected to pay the relevant dividend in cash.

(iii) If the Company elects to make any such payment of a declared dividend, or any portion thereof, in Ordinary Shares, such shares shall be valued for such purpose, in the case of any dividend payment or portion thereof, at 97% of the Average VWAP per Ordinary Share over the five consecutive Trading Day period beginning on and including the seventh Scheduled Trading Day prior to the applicable Dividend Payment Date (the “Average Price”).

(d) No fractional shares of Ordinary Shares shall be delivered by the Company to Holders in payment or partial payment of a dividend. The Company shall instead pay a cash adjustment to each Holder that would otherwise be entitled to receive a fraction of an Ordinary Share based on the Average Price with respect to such dividend.

(e) Notwithstanding the foregoing, in no event shall the number of Ordinary Shares to be delivered in connection with any declared dividend on the Mandatory Convertible Preferred Shares, including any declared dividend payable in connection with a conversion, exceed a number equal to the total dividend payment divided by $100.80, subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each Fixed Conversion Rate as set forth in Section 13 (such dollar amount, as adjusted from time to time, the “Floor Price”). To the extent that the amount of any declared dividend exceeds the product of (x) the number of Ordinary Shares delivered in connection with such declared dividend and (y) 97% of the Average Price, the Company shall, if it is legally able to do so, notwithstanding any notice by the Company to the contrary, declare and pay such excess amount in cash.

(f) To the extent that the Company, in its reasonable judgment, determines that a Shelf Registration Statement is required in connection with the issuance of, or for resales of, Ordinary Shares issued as payment of a dividend on the Mandatory Convertible Preferred Shares, including dividends paid in connection with a conversion, the Company shall, to the extent such a Shelf Registration Statement is not currently filed and effective, use its commercially reasonable efforts to file and maintain the effectiveness of such a Shelf Registration Statement until the earlier of such time as all such Ordinary Shares have been resold thereunder and such time as all such shares would be freely tradable without registration by holders thereof that are not “affiliates” of the Company for purposes of the Securities Act of 1933, as amended. To the extent applicable, the Company shall also use its commercially reasonable efforts to have such Ordinary Shares approved for listing on the New York Stock Exchange (or if the Ordinary Shares are not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Ordinary Shares are then listed), and qualified or registered under applicable U.S. state securities laws, if required.

SECTION 4. Liquidation, Dissolution or Winding Up.

(a) In the event of any voluntary or involuntary liquidation, winding up or dissolution of the Company, each Holder shall be entitled to receive:

(i) the Liquidation Preference per Mandatory Convertible Preferred Shares, plus

(ii) an amount (the “Liquidation Dividend Amount”) equal to accumulated and unpaid dividends on such Holder’s shares to (but excluding) the date fixed for liquidation, winding up or dissolution,

to be paid out of the assets of the Company legally available for distribution to its shareholders, after satisfaction of liabilities owed to the Company’s creditors and holders of any Senior Shares, and before any payment or distribution is made to holders of Junior Shares, including Ordinary Shares.

(b) Neither the sale of all or substantially all of the Company’s assets nor the merger or consolidation of the Company into or with any other Person or Persons, shall be deemed to be a voluntary or involuntary liquidation, winding-up or dissolution of the Company for the purposes of this Section 4.

(c) If, upon the voluntary or involuntary liquidation, winding up or dissolution of the Company, the amounts payable with respect to (1) the Liquidation Preference plus the Liquidation Dividend Amount of the Mandatory Convertible Preferred Shares and (2) the liquidation preference of, and the amount of accumulated and unpaid dividends to, but excluding, the date fixed for liquidation, dissolution or winding up, on, any Parity Shares are not paid in full, the Holders and all holders of any Parity Shares shall share equally and ratably in any distribution of the Company’s assets in proportion to the respective liquidation preferences and an amount equal to the accumulated and unpaid dividends to which they are entitled.

(d) After the payment to any Holder of the full amount of the Liquidation Preference and the Liquidation Dividend Amount for each of such Holder’s Mandatory Convertible Preferred Shares, such Holder as such shall have no right or claim to any of the remaining assets of the Company.

SECTION 5. Acquisition Termination Redemption; No Sinking Fund.

(a) Within ten Business Days following the earlier of (a) the date on which an Acquisition Termination Event occurs and (b) 5:00 p.m. (New York City time) on November 30, 2015, if the Acquisition has not closed on or prior to such time on such date, the Company shall be entitled, but not required, to mail a notice of Acquisition Termination Redemption to the Holders (provided that, if the Mandatory Convertible Preferred Shares are held in book-entry form through DTC, the Company may give such notice in respect of such shares in any manner permitted by DTC). If the Company shall mail such notice of Acquisition Termination Redemption to Holders, then, on the Acquisition Termination Redemption Date, the Company shall be required to redeem the Mandatory Convertible Preferred Shares, in whole but not in part, at a redemption amount per Mandatory Convertible Preferred Share equal to the Acquisition Termination Make-whole Amount.

“Acquisition Termination Event” means either (1) the Merger Agreement is terminated or (2) the Company shall determine in its reasonable judgment that the Acquisition will not occur.

“Acquisition Termination Make-whole Amount” means, for each Mandatory Convertible Preferred Share, an amount in cash equal to $1,010 plus accumulated and unpaid dividends to the Acquisition Termination Redemption Date (whether or not declared); provided, however, that if the Acquisition Termination Share Price exceeds the Initial Price, the Acquisition Termination Make-whole Amount will equal the Reference Amount.

“Acquisition Termination Share Price” means the average VWAP per Ordinary Share over the 10 consecutive Trading Day period ending on the Trading Day preceding the date on which the Company shall provide notice of Acquisition Termination Redemption to Holders.

The “Reference Amount” shall equal the sum of the following amounts:

(i) a number of Ordinary Shares equal to the Acquisition Termination Conversion Rate; plus

(ii) cash in an amount equal to the Acquisition Termination Dividend Amount;

provided that the Company may deliver cash in lieu of all or any portion of the Ordinary Shares set forth in clause (i) above, and the Company may deliver Ordinary Shares in lieu of all or any portion of the cash amount set forth in clause (ii) above, in each case, as set forth in this Section 5.

“Acquisition Termination Conversion Rate” means a rate equal to the Fundamental Change Conversion Rate, assuming for such purpose that the date on which the Company shall provide notice of Acquisition Termination Redemption is the Fundamental Change Effective Date and that the Fundamental Change Share Price is the Acquisition Termination Share Price.

“Acquisition Termination Dividend Amount” means an amount of cash equal to the sum of (x) the Fundamental Change Dividend Make-whole Amount and (y) the Accumulated Dividend Amount, assuming in each case, for such purpose that the date on which the Company shall provide notice of Acquisition Termination Redemption is the Fundamental Change Effective Date.

(b) If the Acquisition Termination Share Price shall exceed the Initial Price, the Company may pay cash (computed to the nearest cent) in lieu of delivering all or any portion of the number of Ordinary Shares equal to the Acquisition Termination Conversion Rate. If the Company shall make such an election, it shall deliver cash (computed to the nearest cent) in an amount equal to such number of Ordinary Shares in respect of which it shall have made such election multiplied by the Acquisition Termination Market Value.

(c) If the Acquisition Termination Share Price shall exceed the Initial Price, the Company may elect to deliver Ordinary Shares in lieu of cash for some or all of the Acquisition Termination Dividend Amount. If the Company makes such an election, it shall deliver a number of Ordinary Shares equal to such portion of the Acquisition Termination Dividend Amount to be paid in Ordinary Shares divided by the greater of the Floor Price and 97% of the Acquisition Termination Market Value; provided that, if the Acquisition Termination Dividend Amount or portion thereof in respect of which Ordinary Shares are delivered exceeds the product of such number of Ordinary Shares multiplied by 97% of the Acquisition Termination Market Value, the Company shall, if it is legally able to do so, declare and pay such excess amount in cash (computed to the nearest cent).

“Acquisition Termination Market Value” means the average VWAP per Ordinary Share over the twenty consecutive Trading Day period commencing on and including the third Trading Day following the date on which the Company provides notice of Acquisition Termination Redemption.

“Acquisition Termination Redemption Date” means the date specified by the Company in its notice of Acquisition Termination Redemption that is not less than 30 nor more than 60 days following the date on which the Company shall provide notice of such Acquisition Termination Redemption; provided, that, if the Acquisition Termination Share Price is greater than the Initial Price and the Company shall elect to pay cash in lieu of delivering all or any portion of the Ordinary Shares equal to the Acquisition Termination Conversion Rate, or, if the Company shall elect to deliver Ordinary Shares in lieu of all or any portion of the Acquisition Termination Dividend Amount, the Acquisition Termination Redemption Date shall be the third Business Day following the last Trading Day of the 20 consecutive Trading Day period used to determine the Acquisition Termination Market Value.

(d)	The notice of Acquisition Termination Redemption shall specify, among other things:

(i)	the Acquisition Termination Make-whole Amount;

(ii)	if the Acquisition Termination Share Price exceeds the Initial Price, the number of Ordinary Shares and the amount of cash comprising the Reference Amount per Mandatory Convertible Preferred Share (before giving effect to any election to pay or deliver, with respect to each Mandatory Convertible Preferred Share, cash in lieu of a number of Ordinary Shares equal to the Acquisition Termination Conversion Rate or Ordinary Shares in lieu of cash in respect of the Acquisition Termination Dividend Amount);

(iii)	if applicable, whether the Company shall deliver cash in lieu of all or any portion of the number of Ordinary Shares equal to the Acquisition Termination Conversion Rate comprising a portion of the Reference Amount (specifying, if applicable, the number of such Ordinary Shares in respect of which cash will be delivered);

(iv)	if applicable, whether the Company shall deliver Ordinary Shares in lieu of all or any portion of the Acquisition Termination Dividend Amount comprising a portion of the Reference Amount (specifying, if applicable, the percentage of the Acquisition Termination Dividend Amount in respect of which Ordinary Shares will be delivered in lieu of cash); and

(v)	the Acquisition Termination Redemption Date.

(e) If any portion of the Acquisition Termination Make-whole Amount is to be paid in Ordinary Shares, no fractional Ordinary Shares will be delivered to the Holders. The Company shall instead, to the extent it is legally permitted to do so, pay a cash adjustment (computed to the nearest cent) to each Holder that would otherwise be entitled to a fraction of an Ordinary Share based on the Average VWAP per Ordinary Share over the five consecutive Trading Day period beginning on, and including, the seventh Scheduled Trading Day immediately preceding the Acquisition Termination Redemption Date. If more than one Mandatory Convertible Preferred Share is to be redeemed from a Holder, the number of Ordinary Shares issuable in connection with the payment of the Reference Amount shall be computed on the basis of the aggregate number of Mandatory Convertible Preferred Shares so redeemed.

(f) All cash payments to which a Holder is entitled in connection with an Acquisition Termination Redemption will be rounded to the nearest cent.

(g) To the extent that the Company, in its reasonable judgment, determines that a Shelf Registration Statement is required in connection with the issuance of, or for resales of, Ordinary Shares issued as any portion of the payment of the Acquisition Termination Make-whole Amount, the Company shall, to the extent such a Shelf Registration Statement is not currently filed and effective, use its commercially reasonable efforts to file and maintain the effectiveness of such a Shelf Registration Statement until the earlier of such time as all such Ordinary Shares have been resold thereunder and such time as all such shares would be freely tradable without registration by holders thereof that are not “affiliates” of the Company for purposes of the Securities Act of 1933, as amended. To the extent applicable, the Company shall also use its commercially reasonable efforts to have such Ordinary Shares qualified or registered under applicable state securities laws, if required, and approved for listing on the New York Stock Exchange (or if the Ordinary Shares are not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Ordinary Shares are then listed).

(h) Other than pursuant to the Acquisition Termination Redemption provisions described above, the Mandatory Convertible Preferred Shares shall not be subject to any redemption, sinking fund or other similar provisions.

SECTION 6. Voting Rights.

(a) General. Holders shall not have any voting rights except as set forth in this Section 6 or as otherwise from time to time specifically required by Irish law.

(b) Right to Elect Two Directors Upon Nonpayment. (i) Whenever dividends on any Mandatory Convertible Preferred Shares (A) have not been declared and paid, or (B) have been declared but a sum of cash or number of Ordinary Shares sufficient to discharge the Company’s obligations in respect thereof has not been set aside for the benefit of the Holders on the applicable Record Date, for the equivalent of six or more Dividend Periods, whether or not for consecutive Dividend Periods (a “Nonpayment”), the authorized number of directors of the Board of Directors shall, at the next annual meeting of shareholders or at a special meeting of shareholders as provided below, automatically be increased by two and Holders, voting together as a single class with holders of any and all other series of Voting Preferred Shares then outstanding, shall be entitled at such meeting to fill such newly created directorships by electing two additional members of the Board of Directors (the “Preferred Share Directors”); provided that the election of any such directors will not cause the Company to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange or automated quotation system on which the Company’s securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors; and provided further that the Board of Directors shall, at no time, include more than two Preferred Share Directors. In the event of a Nonpayment, the holders of record of at least 25% of the Mandatory Convertible Preferred Shares and any other series of Voting Preferred Shares may request that a special meeting of shareholders be called to elect such Preferred Share Directors (provided, however, that if the next annual or a special meeting of shareholders is scheduled to be held within 90 days of the receipt of such request, the election of such Preferred Share Directors, to the extent otherwise permitted by the Articles of Association, shall be included in the agenda for and shall be held at such scheduled annual or special meeting of shareholders). The Preferred Share Directors will stand for reelection annually, and at each subsequent annual meeting of the shareholders, so long as the Holders continue to have such voting rights. At any meeting at which the Holders are entitled to elect Preferred Share Directors, the holders of record of a majority of the then outstanding Mandatory Convertible Preferred Shares and all other series of Voting Preferred Shares, present in person or represented by proxy, shall constitute a quorum and the vote of the holders of a majority of such Mandatory Convertible Preferred Shares and other Voting Preferred Shares so present or represented by proxy at any such meeting at which there shall be a quorum shall be sufficient to elect the Preferred Share Directors. Whether a plurality, majority or other portion in voting power of the Mandatory Convertible Preferred Shares and any other Voting Preferred Shares have been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts of the Mandatory Convertible Preferred Shares and such other Voting Preferred Shares voted.

(ii) Any request to call a special meeting for the initial election of the Preferred Share Directors after a Nonpayment shall be made by written notice, signed by the requisite holders of the Mandatory Convertible Preferred Shares or other series of Voting Preferred Shares then outstanding, and delivered to the Company in such manner as provided for in Section 17 below, or as may otherwise be required by law.

(iii) If and when all accumulated and unpaid dividends on the Mandatory Convertible Preferred Shares have been paid in full, or declared and a sum (which may include Ordinary Shares) sufficient to discharge the Company’s obligations in respect thereof shall have been set aside (a “Nonpayment Remedy”), the Holders shall immediately and, without any further action by the Company, be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent Nonpayment. If such voting rights for the Holders and all other holders of Voting Preferred Shares shall have terminated, the term of office of each Preferred Share Director so elected shall terminate at such time and the authorized number of directors on the Board of Directors shall automatically decrease by two.

(iv) Any Preferred Share Director shall be removed automatically where the director is restricted or disqualified from acting as a director under Irish law or at any time by the holders of record of a majority in voting power of the outstanding Mandatory Convertible Preferred Shares and any other series of Voting Preferred Shares (voting together as a single class), when they have the voting rights described above. In the event that a Nonpayment shall have occurred and there shall not have been a Nonpayment Remedy, any vacancy in the office of a Preferred Share Director (other than prior to the initial election of Preferred Share Directors after a Nonpayment) may be filled by the written consent of the Preferred Share Director remaining in office or, if none remains in office, filled by the holders of the Mandatory Convertible Preferred Shares then outstanding voting together as a single class with holders of any other series of Voting Preferred Shares then outstanding, at the next annual meeting of shareholders or at a special meeting of shareholders, by electing two Preferred Share Directors, when they have the voting rights described above; provided that the filling of each vacancy will not cause the Company to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange or automated quotation system on which the Company’s securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. Any such vote of shareholders to remove, or to fill a vacancy in the office of, a Preferred Share Director may be taken only at a special meeting of such shareholders, called as provided above for an initial election of Preferred Share Directors after a Nonpayment (provided that such request is received at least 90 days before the date fixed for the next annual or special meeting of shareholders, failing which such election shall be included in the agenda for and shall be held at the next scheduled annual or special meeting of shareholders). The Preferred Share Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote. Each Preferred Share Director elected at any special meeting of shareholders or by written consent of the other Preferred Share Director shall hold office until the next annual meeting of the shareholders if such office shall not have previously terminated and such Preferred Share Director shall not have been removed from such office, in each case as above provided.

(c) Other Voting Rights. So long as any Mandatory Convertible Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by the Articles of Association, the affirmative vote or consent of the holders of at least two-thirds in voting power of the Mandatory Convertible Preferred Shares and all other series of Voting Preferred Shares (subject to the last paragraph of this Section 6(c)) at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at an annual or special meeting of such shareholders, shall be necessary for effecting or validating:

(i) Authorization of Senior Shares. Any amendment or alteration of the Articles of Association or these Designations so as to authorize or create, or increase the authorized amount of, any class or series of Senior Shares;

(ii) Amendment of the Mandatory Convertible Preferred Shares. Any amendment, alteration or repeal of any provision of the Articles of Association or these Designations so as to adversely affect the special rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Shares, including without limitation, the right to payment of additional amounts as described under Section 14; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Mandatory Convertible Preferred Shares, or of a merger or consolidation of the Company with or into another entity, unless in each case (x) the Mandatory Convertible Preferred Shares remain outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity (or the Mandatory Convertible Preferred Shares are otherwise exchanged or reclassified), are converted or reclassified into or exchanged for preferred shares of the surviving or resulting entity or its ultimate parent, and (y) such Mandatory Convertible Preferred Shares that remain outstanding or such preferred shares, as the case may be, have rights, preferences, privileges and voting powers of the surviving or resulting entity or its ultimate parent that, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, taken as a whole, of the Mandatory Convertible Preferred Shares immediately prior to the consummation of such transaction (any such preferred shares being referred to herein as “Qualifying Preferred Shares”);

provided, however, that for all purposes of this Section 6(c), (1) any increase in the amount of the Company’s authorized but unissued preferred shares, (2) any increase in the amount of the Company’s authorized Mandatory Convertible Preferred Shares or the issuance of any additional Mandatory Convertible Preferred Shares or (3) the authorization or creation of any class or series of Parity Shares or Junior Shares, any increase in the amount of authorized but unissued shares of such class or series of Parity Shares or Junior Shares or the issuance of additional shares of such class or series of Parity Shares or Junior Shares will be deemed not to adversely affect (or to otherwise cause to be materially less favorable) the rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Shares and shall not require the affirmative vote of holders of the Mandatory Convertible Preferred Shares.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 6(c) would adversely affect one or more but not all series of Voting Preferred Shares, then only the series of Voting Preferred Shares adversely affected and entitled to vote shall vote thereon.

(d) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the Holders (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other procedural aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Articles of Association, applicable law and the rules of any national securities exchange or other trading facility on which the Mandatory Convertible Preferred Shares is listed or traded at the time.

SECTION 7. Mandatory Conversion on the Mandatory Conversion Date.

(a) Each Mandatory Convertible Preferred Shares shall automatically convert (unless previously redeemed at the option of the Company in accordance with Section 5, converted at the option of the Holder in accordance with Section 8 or pursuant to an exercise of a Fundamental Change Conversion right pursuant to Section 9) on the Mandatory Conversion Date (“Mandatory Conversion”), into a number of Ordinary Shares equal to the Mandatory Conversion Rate.

(b) The “Mandatory Conversion Rate,” which is the number of Ordinary Shares issuable upon conversion of each Mandatory Convertible Preferred Share on the Mandatory Conversion Date (excluding Ordinary Shares, if any, issued in respect of accrued and unpaid dividends) shall, subject to adjustment in accordance with Section 7(c), be as follows:

(i) if the Applicable Market Value is greater than $352.80 (the “Threshold Appreciation Price”), then the Mandatory Conversion Rate shall be equal to 2.8345 Ordinary Shares per Mandatory Convertible Preferred Share (the “Minimum Conversion Rate”);

(ii) if the Applicable Market Value is less than or equal to the Threshold Appreciation Price but equal to or greater than $288.00 (the “Initial Price”), then the Mandatory Conversion Rate per share of Mandatory Convertible Preferred Shares shall be equal to $1,000 divided by the Applicable Market Value; or

(iii) if the Applicable Market Value is less than the Initial Price, then the Mandatory Conversion Rate shall be equal to 3.4722 Ordinary Shares per Mandatory Convertible Preferred Share (the “Maximum Conversion Rate”);

provided that the Fixed Conversion Rates, the Threshold Appreciation Price, the Initial Price and the Applicable Market Value are each subject to adjustment in accordance with the provisions of Section 13.

(c) If prior to the Mandatory Conversion Date the Company has not declared all or any portion of the accumulated and unpaid dividends on the Mandatory Convertible Preferred Shares, the Mandatory Conversion Rate shall be adjusted so that Holders receive an additional number of Ordinary Shares equal to the amount of accumulated and unpaid dividends that have not been declared (“Mandatory Conversion Additional Conversion Amount”) divided by the greater of the Floor Price and 97% of the Average Price (calculated as though the Mandatory Conversion Date is the applicable Dividend Payment Date). To the extent that the Mandatory Conversion Additional Conversion Amount exceeds the product of such number of additional shares and 97% of the Average Price, the Company shall, if the Company is legally able to do so, declare and pay such excess amount in cash pro rata to the Holders.

SECTION 8. Early Conversion at the Option of the Holder.

(a) Other than during a Fundamental Change Conversion Period, the Holders shall have the right to convert their Mandatory Convertible Preferred Shares, in whole or in part (but in no event less than one Mandatory Convertible Preferred Share), at any time prior to the Mandatory Conversion Date (“Early Conversion”), into Ordinary Shares at the Minimum Conversion Rate, subject to adjustment as described in Section 13 and to satisfaction of the conversion procedures set forth in Section 10.

(b) If as of any Early Conversion Date, the Company has not declared all or any portion of the accumulated and unpaid dividends for all Dividend Periods ending on a Dividend Payment Date prior to such Early Conversion Date, the Minimum

Conversion Rate shall be adjusted, with respect to the relevant Early Conversion, so that the converting Holder receives an additional number of Ordinary Shares equal to the amount of undeclared, accumulated and unpaid dividends for such prior Dividend Periods (the “Early Conversion Additional Conversion Amount”), divided by the greater of the Floor Price and the Average VWAP per Ordinary Share over the 20 consecutive Trading Day period (the “Early Conversion Settlement Period”) commencing on, and including, the 22nd Scheduled Trading Day immediately preceding the Early Conversion Date (such average being referred to as the “Early Conversion Average Price”). To the extent that the Early Conversion Additional Conversion Amount exceeds the product of the number of additional Ordinary Shares and the Early Conversion Average Price, the Company shall not have any obligation to pay the shortfall in cash. Except as described in the first sentence of this Section 8(b), upon any Early Conversion of any Mandatory Convertible Preferred Shares, the Company shall make no payment or allowance for unpaid dividends on such Mandatory Convertible Preferred Shares, unless such Early Conversion occurs after the Record Date for a declared dividend and on or prior to the immediately succeeding Dividend Payment Date, in which case the Company shall pay such dividend on such Dividend Payment Date to the Record Holder of the converted Mandatory Convertible Preferred Shares as of such Record Date, in accordance with Section 3.

SECTION 9. Fundamental Change Conversion.

(a) If a Fundamental Change occurs on or prior to the Mandatory Conversion Date, the Holders shall have the right to (i) convert their Mandatory Convertible Preferred Shares, in whole or in part (but in no event less than one Mandatory Convertible Preferred Share) (any such conversion pursuant to this Section 9(a) being a “Fundamental Change Conversion”) at any time during the period (the “Fundamental Change Conversion Period”) that begins on the effective date of such Fundamental Change (the “Fundamental Change Effective Date”) and ends at 5:00 p.m., New York City time, on the date that is 20 calendar days after the Fundamental Change Effective Date (or, if earlier, the Mandatory Conversion Date) into a number of Ordinary Shares equal to the Fundamental Change Conversion Rate per Mandatory Convertible Preferred Share, (ii) with respect to such converted shares, receive a Fundamental Change Dividend Make-whole Amount payable in cash or in Ordinary Shares; and (iii) with respect to such converted shares, receive the Accumulated Dividend Amount, in the case of clauses (ii) and (iii), subject to the Company’s right to deliver Ordinary Shares in lieu of all or part of such amounts as set forth in clause (d) below; provided that if such Fundamental Change Effective Date or the relevant Fundamental Change Conversion Date falls after the Record Date for a declared dividend and prior to the next Dividend Payment Date, the Company shall pay such dividend on such Dividend Payment Date to the Record Holders as of such Record Date, in accordance with Section 3, and such dividend shall not be included in the Accumulated Dividend Amount, and the Fundamental Change Dividend Make-whole Amount shall not include the present value of such dividend. With respect to any Fundamental Change, Holders who do not submit their Mandatory Convertible Preferred Shares for conversion during the relevant Fundamental Change Conversion Period will not be entitled to convert their non-submitted Mandatory Convertible Preferred Shares at the relevant Fundamental Change Conversion Rate or to receive the relevant Fundamental Change Dividend Make-whole Amount or the relevant Accumulated Dividend Amount.

(b) On or before the twentieth calendar day prior to the anticipated Fundamental Change Effective Date or, if such prior notice is not practicable, no later than the second Business Day immediately following the actual Fundamental Change Effective Date, a written notice (the “Fundamental Change Notice”) shall be sent by or on behalf of the Company, by first-class mail, postage prepaid, to the Holders. Such notice shall state:

(i) the event causing the Fundamental Change;

(ii) the anticipated Fundamental Change Effective Date or actual Fundamental Change Effective Date, as the case may be;

(iii) that Holders shall have the right to effect a Fundamental Change Conversion in connection with such Fundamental Change during the Fundamental Change Conversion Period;

(iv) the Fundamental Change Conversion Period; and

(v) the instructions a Holder must follow to effect a Fundamental Change Conversion in connection with such Fundamental Change.

If the Company notifies Holders of a Fundamental Change later than the twentieth calendar day prior to the Fundamental Change Effective Date, the Fundamental Change Conversion Period shall be extended by a number of days equal to the number of days from, and including, the twentieth calendar day prior to such Fundamental Change Effective Date to, but excluding, the date of such notice; provided that the Fundamental Change Conversion Period shall not be extended beyond the Mandatory Conversion Date.

(c) Not later than the second Business Day following the Fundamental Change Effective Date (or, if the Company provides notice to Holders of the Fundamental Change prior to the anticipated Fundamental Change Effective Date, on the date the Company gives Holders notice of the anticipated Fundamental Change Effective Date), the Company shall notify Holders of:

(i) the Fundamental Change Conversion Rate;

(ii) the Fundamental Change Dividend Make-whole Amount and whether the Company will pay such amount in cash, Ordinary Shares or a combination thereof, specifying the combination, if applicable; and

(iii) the Accumulated Dividend Amount as of the Fundamental Change Effective Date and whether the Company will pay such amount in cash, Ordinary Shares or a combination thereof, specifying the combination, if applicable.

(d)    (i) For any Mandatory Convertible Preferred Shares that are converted during the Fundamental Change Conversion Period, in addition to the Ordinary Shares issued upon conversion at the Fundamental Change Conversion Rate, the Company shall at its option:

(A) pay the Holder in cash, to the extent the Company is legally permitted to do so, the present value, computed using a discount rate of 2.75% per annum, of all dividend payments on the Holder’s Mandatory Convertible Preferred Shares for all the remaining Dividend Periods (excluding any Accumulated Dividend Amount and declared dividends for a Dividend Period during which the Fundamental Change Effective Date falls) from and including such Fundamental Change Effective Date to but excluding the Mandatory Conversion Date (the “Fundamental Change Dividend Make-whole Amount”),

(B) increase the number of Ordinary Shares to be issued on conversion by a number equal to (x) the Fundamental Change Dividend Make-whole Amount divided by (y) the greater of the Floor Price and 97% of the Fundamental Change Share Price, or

(C) pay the Fundamental Change Dividend Make-whole Amount in a combination of cash and Ordinary Shares in accordance with the provisions of clauses (A) and (B) immediately above.

(ii) In addition, to the extent that the Accumulated Dividend Amount exists as of the Fundamental Change Effective Date, Holders who convert shares of Mandatory Convertible Preferred Shares within the Fundamental Change Conversion Period will be entitled to receive such Accumulated Dividend Amount upon conversion. The Accumulated Dividend Amount will be payable, at the Company’s election, in:

(A) cash, to the extent the Company is legally permitted to do so,

(B) an additional number of Ordinary Shares equal to (x) the Accumulated Dividend Amount divided by (y) the greater of the Floor Price and 97% of the Fundamental Change Share Price, or

(C) a combination of cash and Ordinary Shares in accordance with the provisions of clauses (A) and (B) immediately above.

(iii) The Company shall pay the Fundamental Change Dividend Make-whole Amount and the Accumulated Dividend Amount in cash except to the extent the Company elects on or prior to the second Business Day following the Fundamental Change Effective Date to make all or any portion of such payments in Ordinary Shares. If the Company elects to deliver Ordinary Shares in respect of all or any portion of the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount, to the extent that the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount or any portion thereof paid in Ordinary Shares exceeds the product of the number of additional shares the Company delivers in respect thereof and 97% of the Fundamental Change Share Price, the Company shall, if it is legally able to do so, declare and pay such excess amount in cash. No such payment in cash may be made if the payment is not permitted by the Company’s then existing debt instruments.

(iv) No fractional Ordinary Shares shall be delivered by the Company to converting Holders in respect of the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount. A cash adjustment shall be paid by the Company to each Holder that would otherwise be entitled to receive a fraction of an Ordinary Share based on the Average VWAP per Ordinary Share over the five consecutive Trading Day period beginning on, and including, the seventh Scheduled Trading Day immediately preceding the relevant Conversion Date.

SECTION 10. Conversion Procedures.

(a) Pursuant to Section 7, on the Mandatory Conversion Date, any outstanding Mandatory Convertible Preferred Shares shall automatically convert into Ordinary Shares. The person or persons entitled to receive the Ordinary Shares issuable upon Mandatory Conversion of the Mandatory Convertible Preferred Shares shall be treated as the record holder(s) of such Ordinary Shares as of 5:00 p.m., New York City time, on the Mandatory Conversion Date. Except as provided under Section 13(c)(iii), prior to 5:00 p.m., New York City time, on the Mandatory Conversion Date, the Ordinary Shares issuable upon conversion of the Mandatory Convertible Preferred Shares shall not be deemed to be outstanding for any purpose and Holders shall have no rights with respect to such Ordinary Shares, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the Ordinary Shares, by virtue of holding the Mandatory Convertible Preferred Shares.

(b) To effect an Early Conversion pursuant to Section 8, a Person who:

(i) holds a beneficial interest in a Global Preferred Share must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program and, if required, pay all transfer or similar taxes or duties, if any; or

(ii) holds Mandatory Convertible Preferred Shares in definitive, certificated form must:

(A) complete and manually sign the conversion notice on the back of the Mandatory Convertible Preferred Share certificate or a facsimile of such conversion notice;

(B) deliver the completed conversion notice and the certificated Mandatory Convertible Preferred Shares to be converted to the Conversion and Dividend Disbursing Agent;

(C) if required, furnish appropriate endorsements and transfer documents; and

(D) if required, pay all transfer or similar taxes or duties, if any.

The Early Conversion shall be effective on the date on which a Holder has satisfied the foregoing requirements, to the extent applicable (“Early Conversion Date”). A Holder shall not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of Ordinary Shares if such Holder exercises its conversion rights, but such Holder shall be required to pay any transfer or similar tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Ordinary Shares in a name other than the name of such Holder. A certificate representing the Ordinary Shares issuable upon conversion shall be issued and delivered to the converting Holder or, if the Mandatory Convertible Preferred Shares being converted are in book-entry form, the Ordinary Shares issuable upon conversion shall be delivered to the converting Holder through book-entry transfer through the facilities of the Depositary, in each case together with delivery by the Company to the converting Holder of any cash to which the converting Holder is entitled, on the latest of (i) the third Business Day immediately succeeding the Early Conversion Date, (ii) the third Business Day immediately succeeding the last day of the Early Conversion Settlement Period and (iii) the Business Day after the Holder has paid in full all applicable taxes and duties, if any.

The person or persons entitled to receive the Ordinary Shares issuable upon Early Conversion shall be treated for all purposes as the record holder(s) of such Ordinary Shares as of 5:00 p.m., New York City time, on the applicable Early Conversion Date. Except as set forth in Section 13(c)(iii), prior to 5:00 p.m., New York City time on such applicable Early Conversion Date, the Ordinary Shares issuable upon conversion of any Mandatory Convertible Preferred Shares shall not be deemed to be outstanding for any purpose, and Holders shall have no rights with respect to such Ordinary Shares (including voting rights, rights to respond to tender offers for the Ordinary Shares and rights to receive any dividends or other distributions on the Ordinary Shares) by virtue of holding Mandatory Convertible Preferred Shares.

In the event that an Early Conversion is effected with respect to Mandatory Convertible Preferred Shares constituting fewer than all the Mandatory Convertible Preferred Shares held by a Holder, upon such Early Conversion the Company shall execute and instruct the Registrar and Transfer Agent to countersign and deliver to the Holder thereof, at the expense of the Company, a certificate evidencing the Mandatory Convertible Preferred Shares as to which Early Conversion was not effected, or, if the Mandatory Convertible Preferred Shares are held in book-entry form, the Company shall cause the Transfer Agent and Registrar to reduce the number of Mandatory Convertible Preferred Shares represented by the global certificate by making a notation on Schedule I attached to the global certificate or otherwise notate such reduction in the register maintained by such Transfer Agent and Registrar.

(c) To effect a Fundamental Change Conversion pursuant to Section 9, a Person who:

(i) holds a beneficial interest in a Global Preferred Share must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program and, if required, pay all transfer or similar taxes or duties, if any; or

(ii) holds shares of Mandatory Convertible Preferred Shares in definitive, certificated form must:

(A) complete and manually sign the conversion notice on the back of the Mandatory Convertible Preferred Shares certificate or a facsimile of such conversion notice;

(B) deliver the completed conversion notice and the certificated shares of Mandatory Convertible Preferred Shares to be converted to the Conversion and Dividend Disbursing Agent;

(C) if required, furnish appropriate endorsements and transfer documents; and

(D) if required, pay all transfer or similar taxes or duties, if any.

The Fundamental Change Conversion shall be effective on the date on which a Person has satisfied the foregoing requirements, to the extent applicable (the “Fundamental Change Conversion Date”). A Holder shall not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of Ordinary Shares if such Holder exercises its conversion rights, but such Holder shall be required to pay any transfer or similar tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Ordinary Shares in a name other than the name of such Holder. A certificate representing the Ordinary Shares issuable upon conversion shall be issued and delivered to the converting Holder or, if the Mandatory Convertible Preferred Shares being converted are in book-entry form, the Ordinary Shares issuable upon conversion shall be delivered to the converting Holder through book-entry transfer through the facilities of the Depositary, in each case together with delivery by the Company to the converting Holder of any cash to which the converting Holder is entitled, on the later of the third Business Day immediately succeeding the Fundamental Change Conversion Date and the Business Day after the Holder has paid in full all applicable taxes and duties, if any.

The person or persons entitled to receive the Ordinary Shares issuable upon such Fundamental Change Conversion shall be treated for all purposes as the record holder(s) of such Ordinary Shares as of 5:00 p.m., New York City time, on the applicable Fundamental Change Conversion Date. Except as set forth in Section 13(c)(iii), prior to 5:00 p.m., New York City time on such applicable Fundamental Change Conversion Date, the Ordinary Shares issuable upon conversion of any Mandatory Convertible Preferred Shares shall not be deemed to be outstanding for any purpose, and Holders shall have no rights with respect to the Ordinary Shares (including voting rights, rights to respond to tender offers for the Ordinary Shares and rights to receive any dividends or other distributions on the Ordinary Shares) by virtue of holding Mandatory Convertible Preferred Shares.

In the event that a Fundamental Change Conversion is effected with respect to Mandatory Convertible Preferred Shares constituting fewer than all the Mandatory Convertible Preferred Shares held by a Holder, upon such Fundamental Change Conversion the Company shall execute and instruct the Registrar and Transfer Agent to countersign and deliver to the Holder thereof, at the expense of the Company, a certificate evidencing the Mandatory Convertible Preferred Shares as to which Fundamental Change Conversion was not effected, or, if the Mandatory Convertible Preferred Shares are held in book-entry form, the Company shall cause the Transfer Agent and Registrar to reduce the number of Mandatory Convertible Preferred Shares represented by the global certificate by making a notation on Schedule I attached to the global certificate or otherwise notate such reduction in the register maintained by such Transfer Agent and Registrar.

(d) In the event that a Holder shall not by written notice designate the name in which Ordinary Shares to be issued upon conversion of the Mandatory Convertible Preferred Shares should be registered or, if applicable, the address to which the certificate or certificates representing such Ordinary Shares should be sent, the Company shall be entitled to register such shares, and make such payment, in the name of the Holder as shown on the records of the Company and, if applicable, to send the certificate or certificates representing such Ordinary Shares to the address of such Holder shown on the records of the Company.

(e) Converted Mandatory Convertible Preferred Shares shall cease to be outstanding on the applicable Conversion Date, subject to the right of Holders of such shares to receive Ordinary Shares issuable upon conversion of such Mandatory Convertible Preferred Shares and other amounts and Ordinary Shares, if any, to which they are entitled pursuant to Sections 7, 8 or 9, as applicable and, if the applicable Conversion Date occurs after the Record Date for a declared dividend and prior to the immediately succeeding Dividend Payment Date, subject to the right of the Record Holders of such shares on such Record Date to receive payment of such declared dividend on such Dividend Payment Date pursuant to Section 3.

SECTION 11. Reservation of Ordinary Shares.

(a) The Company shall at all times reserve and keep available out of its authorized and unissued Ordinary Shares, solely for issuance upon the conversion of Mandatory Convertible Preferred Shares as herein provided, free from any preemptive or other similar rights, a number of Ordinary Shares equal to the product of the Maximum Conversion Rate then in effect and the number of Mandatory Convertible Preferred Shares then outstanding. For purposes of this Section 11(a), the number of Ordinary Shares that shall be deliverable upon the conversion of all outstanding Mandatory Convertible Preferred Shares shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b) All Ordinary Shares delivered upon conversion of Mandatory Convertible Preferred Shares shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c) Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the Mandatory Convertible Preferred Shares, the Company shall use reasonable best efforts to comply with all U.S. federal and state and Irish laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(d) The Company hereby covenants and agrees that, if at any time the Ordinary Shares shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Company shall, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Ordinary Shares shall be so listed on such exchange or automated quotation system, all Ordinary Shares issuable upon conversion of, or issuable in respect of the payment of dividends, the Acquisition Termination Make-whole Amount, the Accumulated Dividend Amount or the Fundamental Change Dividend Make-whole Amount on, the Mandatory Convertible Preferred Shares.

SECTION 12. Fractional Shares.

(a) No fractional Ordinary Shares shall be issued as a result of any conversion of Mandatory Convertible Preferred Shares.

(b) In lieu of any fractional Ordinary Share otherwise issuable in respect of any mandatory conversion pursuant to Section 7 or a conversion at the option of the Holder pursuant to Section 8 or Section 9, the Company shall pay an amount in cash (computed to the nearest cent) equal to the product of (i) that same fraction and (ii) the Average VWAP of the Ordinary Shares over the five consecutive Trading Day period beginning on, and including, the seventh Scheduled Trading Day immediately preceding the Mandatory Conversion Date, Fundamental Change Conversion Date or Early Conversion Date, as applicable.

(c) If more than one Mandatory Convertible Preferred Share is surrendered for conversion at one time by or for the same Holder, the number of full Ordinary Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Mandatory Convertible Preferred Shares so surrendered.

SECTION 13. Anti-Dilution Adjustments to the Fixed Conversion Rates.

(a) Each Fixed Conversion Rate shall be subject to the following adjustments:

(i)	Share Dividends and Distributions. If the Company issues Ordinary Shares to all holders of Ordinary Shares as a dividend or other distribution, each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Ordinary Shares entitled to receive such dividend or other distribution shall be divided by a fraction:

(A)	the numerator of which is the number of Ordinary Shares outstanding at 5:00 p.m., New York City time, on the date fixed for such determination, and

(B)	the denominator of which is the sum of the number of Ordinary Shares outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the total number of Ordinary Shares constituting such dividend or other distribution.

Subject to the provisions of Section 13(a)(iv)(E), any adjustment made pursuant to this clause (i) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. If any dividend or distribution described in this clause (i) is declared but not so paid or made, each Fixed Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such dividend or distribution, to such Fixed Conversion Rate that would be in effect if such dividend or distribution had not been declared. For the purposes of this clause (i), the number of Ordinary Shares outstanding at 5:00 p.m., New York City time, on the date fixed for such determination shall not include shares that the Company holds in treasury. For so long as any Mandatory Convertible Preferred Shares are outstanding, the Company shall not pay any dividend or make any other distribution on Ordinary Shares that it holds in treasury.

(ii)	Issuance of Share Purchase Rights. If the Company issues to all holders of Ordinary Shares rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans), entitling such holders, for a period of up to 45 calendar days from the date of issuance of such rights or warrants, to subscribe for or purchase Ordinary Shares at a price per share less than the Current Market Price, each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Ordinary Shares entitled to receive such rights or warrants shall be increased by multiplying such Fixed Conversion Rate by a fraction:

(A)	the numerator of which is the sum of the number of Ordinary Shares outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the number of Ordinary Shares issuable or deliverable upon the exercise of such rights or warrants, and

(B)	the denominator of which shall be the sum of the number of Ordinary Shares outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the number of Ordinary Shares equal to the quotient of the aggregate offering price payable to exercise such rights or warrants divided by the Current Market Price.

Subject to the provisions of Section 13(a)(iv)(E), any adjustment made pursuant to this clause (ii) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. In the event that such rights or warrants described in this clause (ii) are not so issued, each Fixed Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to such Fixed Conversion Rate that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or Ordinary Shares are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, each Fixed Conversion Rate shall be readjusted to such Fixed Conversion Rate that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of Ordinary Shares actually delivered. In determining whether any rights or warrants entitle the holders thereof to subscribe for or purchase Ordinary Shares at less than the Current Market Price, and in determining the aggregate offering price payable to exercise such rights or warrants, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined in good faith by the Board of Directors, which determination shall be final). For the purposes of this clause (ii), the number of Ordinary Shares at the time outstanding shall not include shares that the Company holds in treasury. For so long as any Mandatory Convertible Preferred Shares are outstanding, the Company shall not issue any such rights or warrants in respect of Ordinary Shares that the Company holds in treasury.

(iii)	Subdivisions and Combinations of the Ordinary Shares. If outstanding Ordinary Shares shall be subdivided into a greater number of Ordinary Shares or combined into a lesser number of Ordinary Shares, each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the effective date of such subdivision or combination shall be multiplied by a fraction:

(A)	the numerator of which is the number of Ordinary Shares that would be outstanding immediately after, and solely as a result of, such subdivision or combination, and

(B)	the denominator of which is the number of Ordinary Shares outstanding immediately prior to such subdivision or combination.

Any adjustment made pursuant to this clause (iii) shall become effective immediately after 5:00 p.m., New York City time, on the effective date of such subdivision or combination.

(iv)	Debt or Asset Distribution.

(A)	If the Company distributes to all holders of Ordinary Shares evidences of its indebtedness, shares of its share capital, securities, rights to acquire shares of the Company’s share capital, cash or other assets (excluding (1) any dividend or distribution covered by Section 13(a)(i) or 13(a)(iii), (2) any rights or warrants covered by Section 13(a)(ii), (3) any dividend or distribution covered by Section 13(a)(v) and (4) any Spin-Off to which the provisions set forth in Section 13(a)(iv)(B) apply), each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of Ordinary Shares entitled to receive such distribution shall be multiplied by a fraction:

(1)	the numerator of which is the Current Market Price, and

(2)	the denominator of which is the Current Market Price minus the Fair Market Value, on such date fixed for determination, of the portion of the evidences of indebtedness, shares of the Company’s share capital, securities, rights to acquire shares of the Company’s share capital, cash or other assets so distributed applicable to one Ordinary Share.

(B)	In the case of a Spin-Off, each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of Ordinary Shares entitled to receive such distribution shall be multiplied by a fraction:

(1)	the numerator of which is the sum of (x) the Current Market Price of the Ordinary Shares and (y) the Fair Market Value of the portion of those shares of share capital or similar equity interests so distributed that is applicable to one Ordinary Share as of the 15th Trading Day after the effective date for such distribution (or, if such shares of share capital or equity interests are listed on a U.S. national or regional securities exchange, the Current Market Price of such securities), and

(2)	the denominator of which is the Current Market Price of the Ordinary Shares.

(C)

Any adjustment made pursuant to this clause (iv) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of Ordinary Shares entitled to receive such distribution. In the event that such distribution described in this clause (iv) is not so made, each Fixed Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such distribution, to such Fixed Conversion Rate that would then be in effect if such distribution had not been declared. If an adjustment to each Fixed Conversion Rate is required under this clause (iv) during any settlement period or Early Conversion Settlement Period in respect of shares of Mandatory Convertible Preferred Shares that have been tendered for conversion, delivery of the Ordinary Shares issuable upon conversion shall be delayed to the extent necessary in order to complete the calculations provided for in this clause (iv).

(D)	For purposes of this clause (iv) (and subject in all respects to clause (ii)), rights, options or warrants distributed by the Company to all holders of its Ordinary Shares entitling them to subscribe for or purchase shares of the Company’s share capital, including, but not limited to, Ordinary Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Ordinary Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Ordinary Shares, shall be deemed not to have been distributed for purposes of this clause (iv) (and no adjustment to the Conversion Rate under this clause (iv) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Fixed Conversion Rates shall be made under this clause (iv).

If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Initial Issue Date, is subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and the date fixed for the determination of the holders of Ordinary Shares entitled to receive such distribution with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Fixed Conversion Rates under this clause (iv) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Fixed Conversion Rates shall be readjusted as if such rights, options or warrants had not been issued and (y) the Fixed Conversion Rates shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Ordinary Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Ordinary Shares as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Fixed Conversion Rates shall be readjusted as if such rights, options and warrants had not been issued. For purposes of clause (1) of the immediately preceding sentence, any rights that have become void by reason of the actions or status of the holder(s) thereof shall not be included in determining whether all rights have been redeemed or purchased.

(E)	For purposes of clause (i), clause (ii) and this clause (iv), if any dividend or distribution to which this clause (iv) is applicable includes one or both of:

(I)	a dividend or distribution of Ordinary Shares to which clause (i) is applicable (the “Clause I Distribution”); or

(II)	an issuance of rights or warrants to which clause (ii) is applicable (the “Clause II Distribution”),

then (1) such dividend or distribution, other than the Clause I Distribution, if any, and the Clause II Distribution, if any, shall be deemed to be a dividend or distribution to which this clause (iv) is applicable (the “Clause IV Distribution”) and any Fixed Conversion Rate adjustment required by this clause (iv) with respect to such Clause IV Distribution shall then be made, and (2) the Clause I Distribution, if any, and Clause II Distribution, if any, shall be deemed to immediately follow the Clause IV Distribution and any Fixed Conversion Rate adjustment required by clause (i) and clause (ii) with respect thereto shall then be made, except that, if determined by the Company (x) the date fixed for determination of the holders of Ordinary Shares entitled to receive any Clause I Distribution or Clause II Distribution shall be deemed to be the date fixed for the determination of holders of Ordinary Shares entitled to receive the Clause IV Distribution and (y) any Ordinary Shares included in any Clause I Distribution or Clause II Distribution shall be deemed not to be “outstanding at 5:00 p.m., New York City time, on the date fixed for such determination” within the meaning of clauses (i) and (ii).

(v)	Cash Distributions. If the Company pays or makes a dividend or other distribution consisting exclusively of cash to all holders of Ordinary Shares, excluding (1) any cash that is distributed in a Reorganization Event to which Section 13(e) applies, (2) any dividend or other distribution in connection with the voluntary or involuntary liquidation, dissolution or winding up of the Company and (3) any consideration payable as part of a tender or exchange offer by the Company or any subsidiary of the Company covered by Section 13(a)(vi)), each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Ordinary Shares entitled to receive such dividend or other distribution shall be multiplied by a fraction:

(1)	the numerator of which is the Current Market Price, and

(2)	the denominator of which is the Current Market Price minus the amount per Ordinary Share of such dividend or other distribution.

Any adjustment made pursuant to this clause (v) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of Ordinary Shares entitled to receive such dividend or other distribution. In the event that any dividend or other distribution described in this clause (v) is not so paid or made, each Fixed Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or make such distribution, to such Fixed Conversion Rate which would then be in effect if such dividend or other distribution had not been declared.

(vi)	Self Tender Offers and Exchange Offers. If the Company or any subsidiary of the Company successfully completes a tender or exchange offer pursuant to a Schedule TO or registration statement on Form S-4 for Ordinary Shares (excluding any securities convertible or exchangeable for Ordinary Shares), where the cash and the value of any other consideration included in the payment per Ordinary Share exceeds the Current Market Price, each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date of expiration of the tender or exchange offer (the “Expiration Date”) shall be multiplied by a fraction:

(A)	the numerator of which shall be equal to the sum of:

(1)	the aggregate cash and Fair Market Value on the Expiration Date of any other consideration paid or payable for Ordinary Shares purchased in such tender or exchange offer; and

(2)	the product of (I) the Current Market Price and (II) (x) the number of Ordinary Shares outstanding at the time such tender or exchange offer expires less (y) any purchased Ordinary Shares; and

(B)	the denominator of which shall be equal to the product of (I) the Current Market Price and (II) the number of Ordinary Shares outstanding at the time such tender or exchange offer expires, including any purchased Ordinary Shares.

Any adjustment made pursuant to this clause (vi) shall become effective immediately after 5:00 p.m., New York City time, on the 10th Trading Day immediately following the Expiration Date but will be given effect as of 9:00 a.m., New York City time, on the Expiration Date. In the event that the Company or one of its subsidiaries is obligated to purchase Ordinary Shares pursuant to any such tender offer or exchange offer, but the Company or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each Fixed Conversion Rate shall be readjusted to be such Fixed Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (vi) to any tender offer or exchange offer would result in a decrease in each Fixed Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this clause (vi). If an adjustment to each Fixed Conversion Rate is required pursuant to this clause (vi) during any settlement period or Early Conversion Settlement Period in respect of the Mandatory Convertible Preferred Shares that have been tendered for conversion, delivery of the related conversion consideration shall be delayed to the extent necessary in order to complete the calculations provided for in this clause (vi).

(vii)	Fair Market Value in Excess of Current Market Price. Except with respect to a Spin-Off, in cases as to which Section 13(a)(iv) or Section 13(a)(v) applies where the Fair Market Value of the evidences of the Company’s indebtedness, shares of share capital, securities, rights to acquire shares of the Company’s share capital, cash or other assets applicable to one Ordinary Share distributed to holders of Ordinary Shares equals or exceeds the Current Market Price (as determined for purposes of calculating the conversion rate adjustment pursuant to Section 13(a)(iv) or Section 13(a)(v)), rather than being entitled to an adjustment in each Fixed Conversion Rate, Holders shall be entitled to receive upon conversion, in addition to a number of Ordinary Shares otherwise deliverable on the applicable Conversion Date, the kind and amount of the evidences of the Company’s indebtedness, shares of share capital, securities, rights to acquire shares of the Company’s share capital, cash or other assets comprising the distribution that such Holder would have received if such Holder had owned immediately prior to the record date for determining the holders of Ordinary Shares entitled to receive the distribution, for each Mandatory Convertible Preferred Share, a number of Ordinary Shares equal to the Maximum Conversion Rate in effect on the date of such distribution.

(viii)	Rights Plans. To the extent that the Company has a rights plan in effect with respect to the Ordinary Shares on any Conversion Date, upon conversion of any Mandatory Convertible Preferred Shares, converting Holders shall receive, in addition to the Ordinary Shares, the rights under such rights plan, unless, prior to such Conversion Date, the rights have separated from the Ordinary Shares, in which case each Fixed Conversion Rate shall be adjusted at the time of separation of such rights as if the Company made a distribution to all holders of the Ordinary Shares as described in Section 13(a)(iv), subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of rights or warrants pursuant to a rights plan that would allow Holders to receive upon conversion, in addition to any Ordinary Shares, the rights described therein (unless such rights or warrants have separated from Ordinary Shares) shall not constitute a distribution of rights or warrants that would entitle Holders to an adjustment to the Fixed Conversion Rates.

(b) Adjustment for Tax Reasons. The Company may make such increases in each Fixed Conversion Rate, in addition to any other increases required by this Section 13, as the Company deems advisable to avoid or diminish any income tax to holders of the Ordinary Shares resulting from any dividend or distribution of Ordinary Shares (or issuance of rights or warrants to acquire Ordinary Shares) or from any event treated as such for income tax purposes or for any other reasons; provided that the same proportionate adjustment must be made to each Fixed Conversion Rate.

(c) Calculation of Adjustments; Adjustments to Threshold Appreciation Price, Initial Price and Fundamental Change Share Price.

(i) All adjustments to each Fixed Conversion Rate shall be calculated to the nearest 1/10,000th of an Ordinary Share. Prior to the Mandatory Conversion Date, no adjustment in a Fixed Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein. If any adjustment by reason of this Section 13(c)(i) is not required to be made, such adjustment shall be carried forward and taken into account in any subsequent adjustment; provided, however, that on the earlier of the Mandatory Conversion Date, an Acquisition Termination Redemption Date, an Early Conversion Date and a Fundamental Change Effective Date, adjustments to each Fixed Conversion Rate shall be made with respect to any such adjustment carried forward that has not been taken into account before such date.

(ii) If an adjustment is made to the Fixed Conversion Rates pursuant to Sections 13(a) or 13(b), (x) an inversely proportional adjustment shall also be made to the Threshold Appreciation Price and the Initial Price solely for purposes of determining which of clauses (i), (ii) and (iii) of Section 7(b) shall apply on the Mandatory Conversion Date and (y) an inversely proportional adjustment will also be made to the Floor Price. Such adjustment shall be made by dividing each of the Threshold Appreciation Price and the Initial Price by a fraction, the numerator of which shall be either Fixed Conversion Rate immediately after such adjustment pursuant to Sections 13(a) or 13(b) and the denominator of which shall be such Fixed Conversion Rate immediately before such adjustment. Whenever any provision of these Designations require the Company or the Board of Directors to calculate the VWAP per Ordinary Share over a span of multiple days, the Board of Directors shall make appropriate adjustments (including, without limitation, to the Applicable Market Value, the Early Conversion Average Price, the Current Market Price and the Average Price (as the case may be)) to account for any adjustments to the Initial Price, the Threshold Appreciation Price, the Floor Price and the Fixed Conversion Rates (as the case may be) that become effective, or any event that would require such an adjustment if the Ex-Date, Effective Date or Expiration Date (as the case may be) of such event occurs, during the relevant period used to calculate such prices or values (as the case may be).

(iii) If:

(A) the record date for a dividend or distribution on Ordinary Shares occurs after the end of the 20 consecutive Trading Day period used for calculating the Applicable Market Value and before the Mandatory Conversion Date; and

(B) such dividend or distribution would have resulted in an adjustment of the number of Ordinary Shares issuable to the Holders had such record date occurred on or before the last Trading Day of such 20 consecutive Trading Day period, then the Company shall deem the Holders to be holders of record, for each share of their Mandatory Convertible Preferred Shares, of a number of Ordinary Shares equal to the Mandatory Conversion Rate for purposes of that dividend or distribution. In this case, the Holders would receive the dividend or distribution on Ordinary Shares together with the number of Ordinary Shares issuable upon the Mandatory Conversion Date.

(iv) If an adjustment is made to the Fixed Conversion Rates pursuant to Sections 13(a) or 13(b), a proportional adjustment shall be made to each Fundamental Change Share Price column heading set forth in the table included in the definition of “Fundamental Change Conversion Rate” as of the day on which the Fixed Conversion Rates are so adjusted. Such adjustment shall be made by multiplying each Fundamental Change Share Price included in such table, applicable immediately prior to such adjustment, by a fraction, the numerator of which is the Minimum Conversion Rate immediately prior to the adjustment giving rise to such Fundamental Change Share Price adjustment, and the denominator of which is the Minimum Conversion Rate as so adjusted.

(v) Notwithstanding anything herein to the contrary, no adjustment to the Fixed Conversion Rates shall be made if Holders may participate, at the same time, upon the same terms and otherwise on the same basis as holders of Ordinary Shares and solely as a result of holding Mandatory Convertible Preferred Shares, in the transaction that would otherwise give rise to an adjustment as if they held, for each Mandatory Convertible Preferred Share, a number of Ordinary Shares equal to the Maximum Conversion Rate then in effect. In addition, the Fixed Conversion Rates shall not be adjusted:

(A) upon the issuance of any Ordinary Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Ordinary Shares under any plan;

(B) upon the issuance of any Ordinary Shares or rights or warrants to purchase those shares pursuant to any present or future benefit or other incentive plan or program of or assumed by the Company or any of its subsidiaries;

(C) upon the issuance of any Ordinary Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Initial Issue Date;

(D) for a change solely in the par value of the Ordinary Shares;

(E) for share repurchases that are not tender offers, including structured or derivative transactions; or

(F) for accumulated and unpaid dividends on the Mandatory Convertible Preferred Shares, except as provided under Sections 7, 8 and 9.

(d) Notice of Adjustment. Whenever the Fixed Conversion Rates and the Fundamental Change Conversion Rates set forth in the table in the definition of “Fundamental Change Conversion Rate” are to be adjusted, the Company shall:

(i) compute such adjusted Fixed Conversion Rates and Fundamental Change Conversion Rates and prepare and transmit to the Transfer Agent an Officer’s Certificate setting forth such adjusted Fixed Conversion Rates and Fundamental Change Conversion Rates, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based;

(ii) within 10 Business Days following the occurrence of an event that requires an adjustment to the Fixed Conversion Rates and the Fundamental Change Conversion Rates, provide, or cause to be provided, a written notice to the Holders of the occurrence of such adjustment; and

(iii) as soon as practicable following the determination of such adjusted Fixed Conversion Rates and Fundamental Change Conversion Rates provide, or cause to be provided, to the Holders a statement setting forth in reasonable detail the method by which the adjustments to the Fixed Conversion Rates and Fundamental Change Conversion Rates were determined and setting forth such adjusted Fixed Conversion Rates and Fundamental Change Conversion Rates.

(e) Reorganization Events. In the event of:

(i) any consolidation or merger of the Company with or into another Person (other than a merger or consolidation in which the Company is the continuing Company and in which the Ordinary Shares outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of the Company or another Person);

(ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Company;

(iii) any reclassification of Ordinary Shares into securities including securities other than Ordinary Shares; or

(iv) any statutory exchange of securities of the Company with another Person (other than in connection with a merger or acquisition),

in each case, as a result of which the Ordinary Shares would be converted into, or exchanged for, securities, cash or other property (each, a “Reorganization Event”), each Mandatory Convertible Preferred Share outstanding immediately prior to such Reorganization Event shall, without the consent of the Holders, become convertible into the kind of securities, cash and other property that such Holder would have been entitled to receive if such Holder had converted its Mandatory Convertible Preferred Shares into Ordinary Shares immediately prior to such Reorganization Event (such securities, cash and other property, the “Exchange Property,” with each “Unit of Exchange Property” meaning the kind and amount of such Exchange Property that a Holder of one Ordinary Share is entitled to receive). For purposes of the foregoing, the type and amount of Exchange Property in the case of any Reorganization Event that causes the Ordinary Shares to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Ordinary Shares that affirmatively make such an election (or of all holders of Ordinary Shares if none makes an election). The Company shall notify Holders of the weighted average as soon as practicable after such determination is made. The number of Units of Exchange Property for each Mandatory Convertible Preferred Share converted or subject to Acquisition Termination Redemption following the effective date of such Reorganization Event shall be determined as if references in Section 7, Section 8 and Section 9 to Ordinary Shares were to Units of Exchange Property (without any interest thereon and without any right to dividends or distributions thereon which have a record date that is prior to such Conversion Date, except as provided in Section 13(c)(iii)). For the purpose of determining which of clauses (i), (ii) and (iii) of Section 7(b) shall apply upon Mandatory Conversion, and for the purpose of calculating the Mandatory Conversion Rate if clause (ii) of Section 7(b) is applicable, the value of a Unit of Exchange Property shall be determined in good faith by the Board of Directors (which determination will be final), except that if a Unit of Exchange Property includes ordinary shares, depositary receipts or other securities representing common equity interests that are traded on a U.S. national securities exchange, the value of such ordinary shares, depositary receipts or other securities representing common equity interests shall be the average over the 20 consecutive Trading Day period beginning on, and including, the 22nd Scheduled Trading Day immediately preceding the Mandatory Conversion Date of the volume weighted average prices for such ordinary shares, depositary receipts or other securities representing common equity interests, as displayed on the applicable Bloomberg screen (as determined in good faith by the Board of Directors (which determination will be final)); or, if such price is not available, the average market value per share of such ordinary shares, depositary receipts or other securities representing common equity interests over such period as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Company for this purpose.

The above provisions of this Section 13(e) shall similarly apply to successive Reorganization Events and the provisions of Section 13 shall apply to any shares of the share capital or depositary receipts of the Company (or any successor thereto) received by the holders of Ordinary Shares in any such Reorganization Event.

The Company (or any successor thereto) shall, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence and of the kind and amount of the cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 13(e).

SECTION 14. Payment of Additional Amounts—Change in Tax Law.

(a) The Company shall make all payments on the Mandatory Convertible Preferred Shares (including but not limited to any payments of dividends and cash in lieu of any fractional Ordinary Shares upon conversion) without deduction or withholding for any taxes, assessments or other governmental charges imposed by any jurisdiction where the Company is incorporated or tax resident, as the case may be, or a jurisdiction in which a successor to the Company is incorporated or tax resident (each, a “Taxing Jurisdiction”) unless the deduction or withholding is required by law.

(b) If, as a result of a Change in Tax Law, a Taxing Jurisdiction requires that the Company deducts or withholds any taxes, assessments or other governmental charges from payments on or with respect to the Mandatory Convertible Preferred Shares, the Company shall pay any additional amounts necessary to make the net amount paid to a Holder or beneficial owner equal the amount that such Holder or beneficial owner would have received in the absence of such deduction or withholding, provided that such additional amounts shall only be paid in respect of payments to a Holder or beneficial owner that were eligible to be made without deduction or withholding for any taxes, assessment or other governmental changes in the absence of such Change in Tax Law. Notwithstanding the foregoing, in no case shall any additional amounts be paid on account of:

(i) the amount of any tax, assessment or other governmental charge that is payable only because a type of connection exists between the Holder or beneficial owner of the Mandatory Convertible Preferred Share and a Taxing Jurisdiction, other than a connection related solely to purchase or ownership of Mandatory Convertible Preferred Shares;

(ii) the amount of any tax, assessment or other governmental charge that is payable only because the Holder or beneficial owner presented the Mandatory Convertible Preferred Shares for payment more than 30 days after the date on which the relevant payment becomes due or was provided for, whichever is later;

(iii) any estate, inheritance, gift, sale, transfer, excise, personal property or similar tax, duty, assessment or other governmental charge;

(iv) the amount of any tax, assessment or other governmental charge that is imposed or withheld due to the Holder or beneficial owner of the Mandatory Convertible Preferred Shares failing to accurately comply with a request from the Company for any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection of the Holder or beneficial owner of the Mandatory Convertible Preferred Shares with the relevant Taxing Jurisdiction if compliance is required by law, regulation or an applicable income tax treaty, as a precondition to exemption from, or reduction in the rate of, such tax, assessment or other governmental charge;

(v) the amount of any tax, assessment or other governmental charge payable otherwise than by deduction or withholding from payments on or with respect to the Mandatory Convertible Preferred Shares;

(vi) any taxes payable under Sections 1471-1474 of the U.S. Internal Revenue Code of 1986, as amended, as of the Initial Issue Date (or any amended or successor version), any regulations or official interpretations thereof, any intergovernmental agreement entered into in connection therwith, or any law or regulation adopted pursuant to an intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing or any agreements entered into pursuant to Section 1471(b)(1) of such Code;

(vii) any payment to any Holder or beneficial owner of Mandatory Convertible Preferred Shares that is a fiduciary or partnership or a person other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of the payment would not have been entitled to the additional amounts had the beneficiary, settlor, member or beneficial owner been the holder of the Mandatory Convertible Preferred Shares;

(viii) any withholding or deduction that is imposed on a payment to or for the benefit of an individual and required to be made pursuant to the European Council Directive 2003/48/EC of June 3, 2003, Directive 2014/48/EU of March 24, 2014, or any other European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN (European Union Economic and Finance Ministers) Council Meeting of 26- 27 November 2000 or any subsequent Council Meeting amending or supplementing those conclusions or any law implementing or complying with or introduced in order to conform to such Directive; or

(ix) any combination of the withholdings, taxes, assessments or other governmental charges described in clauses (i) through (viii) above.

SECTION 15. Transfer Agent, Registrar, and Conversion, Dividend Disbursing and Redemption Agent. The duly appointed Transfer Agent and Registrar for the Mandatory Convertible Preferred Shares shall be Computershare Trust Company, N.A., and the Conversion Agent, Dividend Disbursing Agent and Redemption Agent for the Mandatory Convertible Preferred Shares shall be Computershare Inc. The Company may, in its sole discretion, remove the Transfer Agent, Registrar or Conversion Agent, Dividend Disbursing Agent and Redemption Agent in accordance with the agreement between the Company and the Transfer Agent, Registrar or Conversion Agent, Dividend Disbursing Agent and Redemption Agent, as the case may be; provided that if the Company removes Computershare Trust Company, N.A. or Computershare Inc., the Company shall appoint a successor transfer agent, registrar or conversion, dividend disbursing and redemption agent, as the case may be, who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Company shall send notice thereof by first-class mail, postage prepaid, to the Holders.

SECTION 16. Record Holders. To the fullest extent permitted by applicable law, the Company and the Transfer Agent may deem and treat the Holder of any share of Mandatory Convertible Preferred Shares as the true and lawful owner thereof for all purposes.

SECTION 17. Notices. All notices or communications in respect of the Mandatory Convertible Preferred Shares shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in these Designations, in the Articles of Association and by applicable law. Notwithstanding the foregoing, if Mandatory Convertible Preferred Shares are represented by Global Preferred Shares, such notices may also be given to the Holders in any manner permitted by DTC or any similar facility used for the settlement of transactions in the Mandatory Convertible Preferred Shares.

SECTION 18. No Preemptive Rights. The Holders shall have no preemptive or preferential rights to purchase or subscribe for any shares, obligations, warrants or other securities of the Company of any class.

SECTION 19. Other Rights. The Mandatory Convertible Preferred Shares shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Association or as provided by applicable law.

SECTION 20. Share Certificates.

(a) The Mandatory Convertible Preferred Shares shall initially be represented by share certificates substantially in the form set forth as Exhibit A hereto.

(b) Share certificates representing the Mandatory Convertible Preferred Shares shall be signed in accordance with the Articles of Association, by manual or facsimile signature.

(c) A share certificate representing the Mandatory Convertible Preferred Shares shall not be valid until manually countersigned by an authorized signatory of the Transfer Agent and Registrar. Each share certificate representing the Mandatory Convertible Preferred Shares shall be dated the date of its countersignature.

(d) If any Officer of the Company who has signed a share certificate no longer holds that office at the time the Transfer Agent and Registrar countersigns the share certificate, the share certificate shall be valid nonetheless.

(e) The Company may at its option issue Mandatory Convertible Preferred Shares without certificates under the circumstances specified in Section 22(d).

SECTION 21. Replacement Certificates.

(a) If physical certificates are issued, and any of the Mandatory Convertible Preferred Shares certificates shall be mutilated, lost, stolen or destroyed, the Company shall, at the expense of the Holder, issue, in exchange and in substitution for and upon cancellation of the mutilated Mandatory Convertible Preferred Shares certificate, or in lieu of and substitution for the Mandatory Convertible Preferred Shares certificate lost, stolen or destroyed, a new Mandatory Convertible Preferred Shares certificate of like tenor and representing an equivalent Liquidation Preference of Mandatory Convertible Preferred Shares, but only upon receipt of evidence of such loss, theft or destruction of such Mandatory Convertible Preferred Shares certificate and indemnity, if requested, reasonably satisfactory to the Company and the Transfer Agent.

(b) The Company is not required to issue any certificate representing the Mandatory Convertible Preferred Shares on or after the Mandatory Conversion Date. In lieu of the delivery of a replacement certificate following the Mandatory Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described above, shall deliver the Ordinary Shares issuable and any cash deliverable pursuant to the terms of the Mandatory Convertible Preferred Shares formerly evidenced by the certificate.

SECTION 22. Book Entry Form.

(a) The Mandatory Convertible Preferred Shares shall be issued in global form (“Global Preferred Shares”) eligible for book-entry settlement with the Depositary, represented by one or more share certificates in global form registered in the name of the Depositary or a nominee of the Depositary bearing the form of global securities legend set forth in Exhibit A. The aggregate number of Mandatory Convertible Preferred Shares represented by each share certificate representing Global Preferred Shares may from time to time be increased or decreased by a notation by the Registrar and Transfer Agent on Schedule I attached to the share certificate.

(b) Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under these Designations, with respect to any Global Preferred Shares, and the Depositary shall be treated by the Company, the Registrar and any agent of the Company or the Registrar as the sole Holder of the Mandatory Convertible Preferred Shares held as Global Preferred Shares. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Registrar or any agent of the Company or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any shares of Mandatory Convertible Preferred Shares. The Holders may grant proxies or otherwise authorize any Person to take any action that a Holder is entitled to take pursuant to the Mandatory Convertible Preferred Shares, these Designations, or the Articles of Association.

(c) Transfers of a Global Preferred Share shall be limited to transfers of such Global Preferred Share in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(d) If DTC is at any time unwilling or unable to continue as Depositary for the Global Preferred Shares or DTC ceases to be registered as a “clearing agency” under the Exchange Act, and in either case a successor Depositary is not appointed by the Company within 90 days, the Company shall issue certificated shares in exchange for the Global Preferred Shares or otherwise provide for alternate book-entry arrangements with respect to the Mandatory Convertible Preferred Shares. In any such case, the Global Preferred Shares shall be exchanged in whole for definitive share certificates, in substantially the form attached hereto as Exhibit A, representing an equal aggregate Liquidation Preference or otherwise exchanged pursuant to such alternate book-entry arrangements providing for beneficial interests of an equal aggregate Liquidation Preference. If definitive share certificates are issued pursuant to this Section 22(d), such definitive share certificates shall be registered in the name or names of the Person or Persons specified by DTC in a written instrument to the Registrar.

SECTION 23. Miscellaneous.

(a) The Company shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Mandatory Convertible Preferred Shares or Ordinary Shares or other securities issued on account of shares of Mandatory Convertible Preferred Shares pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of Ordinary Shares or other securities in a name other than that in which the shares of Mandatory Convertible Preferred Shares with respect to which such shares or other securities are issued or delivered were registered, and shall not be required to make any such issuance or delivery unless and until the Person otherwise entitled to such issuance or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

(b) The Liquidation Preference and the Dividend Rate each shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Mandatory Convertible Preferred Shares. Such adjustments shall be determined in good faith by the Board of Directors and submitted by the Board of Directors to the Transfer Agent.

Exhibit A

[FORM OF FACE OF MANDATORY CONVERTIBLE PREFERRED SHARES, SERIES A CERTIFICATE]

[INCLUDE FOR GLOBAL PREFERRED SHARES]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK COMPANY (“DTC”), TO THE COMPANY OR THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

Certificate Number [ ]	[Initial] Number of Mandatory
Convertible Preferred Shares: [ ]

CUSIP: [ ]	ISIN: [ ]

Actavis plc

5.500% Mandatory Convertible Preferred Shares, Series A

(par value $0.0001 per share) (Liquidation Preference as specified below)

Actavis plc, an Irish public limited company (the “Company”), hereby certifies that [            ] (the “Holder”), is the registered owner of [            ]][the number shown on Schedule I hereto of] fully paid and non-assessable shares of the Company’s designated 5.500% Mandatory Convertible Preferred Shares, Series A, with a par value of $0.0001 per share and a Liquidation Preference of $1,000 per share (the “Mandatory Convertible Preferred Shares”). The Mandatory Convertible Preferred Shares are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Mandatory Convertible Preferred Shares represented hereby are and shall in all respects be subject to the provisions of the Designations establishing the terms of the 5.500% Mandatory Convertible Preferred Shares of Actavis plc dated February 24, 2015, as the same may be amended from time to time (the “Designations”), and the other provisions of the Articles of Association of Actavis plc, as the same may be amended from time to time. Capitalized terms used herein but not defined shall have the meaning given them in the Designations. The Company will provide a copy of the Designations and the Articles of Association to the Holder without charge upon written request to the Company at its principal place of business.

Reference is hereby made to the provisions of the Mandatory Convertible Preferred Shares set forth on the reverse hereof and in the Designations and the Articles of Association, which provisions shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this executed certificate, the Holder is bound by the Designations and the Articles of Association and is entitled to the benefits thereunder.

Unless the Transfer Agent and Registrar have properly countersigned, these Mandatory Convertible Preferred Shares shall not be entitled to any benefit under the Designations or the Articles of Association or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Company by an Officer of the Company this         of             .

Actavis plc

By:
Name:
Title:

COUNTERSIGNATURE

These are the Mandatory Convertible Preferred Shares referred to in the within-mentioned Designations.

Dated:             ,

Computershare Trust Company, N.A., as

Registrar and Transfer Agent

By:
Name:
Title:

[FORM OF REVERSE OF CERTIFICATE FOR MANDATORY CONVERTIBLE PREFERRED SHARES]

Cumulative dividends on each Mandatory Convertible Preferred Share shall be payable at the applicable rate provided in the Designations.

The Mandatory Convertible Preferred Shares shall be convertible in the manner and accordance with the terms set forth in the Designations.

The Company shall furnish without charge to each Holder who so requests a statement of the designations, voting rights, preferences, limitations, and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and the authority of the board of directors to fix and determine the designations, voting rights, preferences, limitations, and special rights of the classes and series of shares of the Company.

NOTICE OF CONVERSION

(To be Executed by the Holder

in order to Convert the Mandatory Convertible Preferred Shares)

The undersigned hereby irrevocably elects to convert (the “Conversion”) [            ] shares of 5.500% Mandatory Convertible Preferred Shares, Series A (the “Mandatory Convertible Preferred Shares”), of Actavis plc (hereinafter called the “Company”), represented by share certificate No. [    ] (the “Mandatory Convertible Preferred Shares Certificates”), into ordinary shares, par value $0.0001 per share, of the Company (the “Ordinary Shares”) according to the conditions of the Designations establishing the terms of Mandatory Convertible Preferred Shares (the “Designations”), as of the date written below. If Ordinary Shares are to be issued in the name of a person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto, if any. Each Mandatory Convertible Preferred Share Certificate (or evidence of loss, theft or destruction thereof) is attached hereto.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Designations.

Date of Conversion:

Applicable Conversion Rate:

Number of shares of Mandatory Convertible Preferred Shares to be Converted:

Number of Ordinary Shares to be Issued:*

Signature:

Name:

Address:**

Fax No.:

*	The Company is not required to issue Ordinary Shares until the original Mandatory Convertible Preferred Share Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Company or the Conversion and Dividend Disbursing Agent.
**	Address where Ordinary Shares and any other payments or certificates shall be sent by the Company.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the Mandatory Convertible Preferred Shares evidenced hereby to:

(Insert assignee’s social security or taxpayer identification number, if any)

(Insert address and zip code of assignee)

and irrevocably appoints:

as agent to transfer the Mandatory Convertible Preferred Shares evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee:

(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

Schedule I1

Actavis plc

Global Preferred Share

5.500% Mandatory Convertible Preferred Shares, Series A

Certificate Number: [    ]

The number of Mandatory Convertible Preferred Shares initially represented by this Global Preferred Share shall be [            ]. Thereafter the Transfer Agent and Registrar shall note changes in the number of Mandatory Convertible Preferred Shares evidenced by this Global Preferred Share in the table set forth below:

Amount of Decrease in Number of Shares Represented by this Global Preferred Share	Amount of Increase in Number of Shares Represented by this Global Preferred Share	Number of Shares Represented by this Global Preferred Share following Decrease or Increase	Signature of Authorized Officer of Transfer Agent and Registrar

[1]	Attach Schedule I only to Global Preferred Shares.